SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported):  March 26, 1997


                         FREEPORT-McMoRan COPPER & GOLD INC.


          Delaware                  1-9916                 74-2480931

       (State or other            (Commission            (IRS Employer
        jurisdiction of            File Number)           Identification
        incorporation or                                  Number)
        organization)


                                 1615 Poydras Street
                            New Orleans, Louisiana  70112

     Registrant's telephone number, including area code:  (504) 582-4000


          Item 5.  Other Events.


          The following news release was issued by Freeport-McMoRan Copper & Gold Inc. on March 26, 1997:

          NEW ORLEANS, LA., March 26, 1997 -- Freeport-McMoRan Copper & Gold Inc. (FCX) has been in the process of undertaking due diligence activities with regard to the previously announced transaction with BRE-X Minerals LTD (BRE-X) and Indonesian interests whereby, subject to due diligence, FCX has agreed to acquire a 15 percent interest in two Indonesian companies that are expected to be granted Contracts of Work (COWs) to explore and develop the mining rights in the Busang II and Busang III areas of East Kalimantan, Indonesia.

               During the past three weeks, FCX has drilled seven core holes within the Busang II project area to confirm the results of core holes previously drilled by BRE-X. To date, analyses of these cores, which remain incomplete, indicate insignificant amounts of gold.

               FCX informed BRE-X of these findings. Representatives of BRE-X met with FCX's technical team in Jakarta, Indonesia on March 26, 1997, at which time all information available to FCX was presented to the BRE-X representatives. Today, FCX was informed by BRE-X that, based on the recommendation of BRE-X's independent technical consultants, BRE-X was undertaking a review that  includes  drilling  additional core  holes  in  the
          Busang II area. In addition, BRE-X advised FCX that its independent technical consultants had informed BRE-X that there appears to be a strong possibility that the potential gold resources on the Busang project as previously reported by BRE-X have been overstated because of invalid samples and assaying of these samples.

               FCX will monitor and cooperate with the on-going review and drilling at the Busang project. Under the terms of its agreement with BRE-X and Indonesian interests, FCX has the right to participate as a 15 percent owner of the Busang project by paying 25 percent of the total cost of delineating a proven reserve and constructing the initial Busang complex, up to $400 million, subject to the completion of due diligence satisfactory to FCX. FCX will elect to participate in the development of the Busang project only if development is, in FCX's opinion, economically feasible.

               FCX is engaged in mineral exploration and development, mining and milling of copper, gold and silver in Irian Jaya, Indonesia and the smelting and refining of copper concentrates in Spain. FCX is also involved in a joint venture to construct and operate a smelter/refinery in Indonesia.




                                      SIGNATURE


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        FREEPORT-McMoRan COPPER & GOLD INC.


                                        By:  /s/: Michael A. Weaver
                                             ------------------------------
                                                   Michael A. Weaver
                                             Controller - Financial Reporting
                                                (authorized signatory and
                                               Principal Accounting Officer)

          Date:  March 26, 1997